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                                                                   EXHIBIT 99(A)
                                     PROXY
                            THE NWNL COMPANIES, INC.
                   PROXY FOR SPECIAL MEETING JANUARY 11, 1995

    The undersigned hereby appoints John G. Turner, John H. Flittie and Royce N.
Sanner, and each of them, with or without the others, proxies, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of The NWNL Companies, Inc., to be held at the general offices of the Corporation, 20 Washington Avenue South, Minneapolis, Minnesota, on January 11, 1995 at 9:00 o'clock a.m., local time, and at all adjournments thereof as follows:

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
(1)        APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 11, 1994, BY AND BETWEEN
           THE NWNL COMPANIES, INC. AND USLICO CORPORATION, AND THE MERGER CONTEMPLATED THEREIN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

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
(2)        IN THEIR DISCRETION, UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE SAID MEETING.

    THIS PROXY WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE. RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

                          (CONTINUED ON REVERSE SIDE)
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            THIS PROXY IS SOLICITED BY THE NWNL BOARD OF DIRECTORS.

    PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

    Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized officer.
                                              Dated ____________________________
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                Signature, if held jointly or
                                                     office or title held